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                                                                    EXHIBIT 99.2

                        SHAREHOLDERS' COMMITTEE AGREEMENT


         This Shareholders' Committee Agreement made as of this __________ day of _______________, 1998, by and among the shareholder executing this Agreement (the "Shareholder") and F.S. Prabhakara, Mary A. Sager, and Douglas E. Welsh (individually, a "Member" and collectively the "Committee").

         Stone & Webster, Incorporated and certain of its affiliates (collectively, "SW") have entered into an Agreement and Plan of Merger, dated April 20, 1998 (the "Merger Agreement"), with Power Technologies, Inc. ("PTI") and certain of its shareholders. The Merger Agreement provides for the merger (the "Merger") of a subsidiary of Stone & Webster, Incorporated with and into PTI, with PTI being the surviving corporation. PTI has delivered a Prospectus/Proxy Statement and a copy of the Merger Agreement, and certain information about PTI relating to the Merger and the other transactions contemplated by the Merger Agreement (collectively, with the Merger, the "Transaction") to each of the shareholders of PTI. Unless otherwise defined herein, capitalized terms used herein mean what they mean in the Merger Agreement.

         Pursuant to the Merger Agreement, the Initial Escrow Shares will be deposited with the Escrow Agent to satisfy certain indemnification obligations of the Participating Holders and the Fund Shares will be deposited in a separate escrow account for the purpose of satisfying expenses and compensation of the Shareholders' Committee (collectively, "Administrative Expenses"). The Initial Escrow Shares will be distributed to the Participating Holders or returned to SW pursuant to the terms of the Escrow Agreement and the Fund Shares will be distributed to the Participating Holders to the extent they are not used to satisfy Administrative Expenses. Also, the Merger Agreement entitles the Participating Holders to Contingent Merger Consideration, which Contingent Merger Consideration may be reduced by the amount of any Unsatisfied Claims for which SW is entitled to indemnification under the Merger Agreement. Finally, the Participating Shareholders will have certain indemnification rights against SW.

         The Merger Agreement contemplates the appointment of a Shareholders' Representative for the purpose of representing the collective interests of the Participating Holders and acting and making decisions on their behalf with respect matters arising under the Merger Agreement and the Escrow Agreement, and the Committee will perform this function pursuant to this Agreement and corresponding agreements with other Participating Holders.

         1.       APPOINTMENT.

                  (a) APPOINTMENT AND ACCEPTANCE. The Shareholder hereby appoints the Committee to act as his or her representative as contemplated by the Merger Agreement and the Escrow Agreement in connection with all matters relating to the Transaction. Without limiting the generality of the foregoing, the Committee is authorized to represent the Shareholder in connection with (a) any indemnification claim against or by the Participating Holders pursuant to the Merger Agreement, (b) the determination of the amount of the Contingent Merger Consideration to which the Participating Holders are entitled pursuant to the Merger Agreement and (c) the administration of the Escrow Agreement and any disputes or issues that arise thereunder. The Committee hereby accepts such appointment and agrees to serve as the Shareholders' Representative for the Shareholder as contemplated by the Merger Agreement and the Escrow Agreement.

                  (b) INDEMNIFICATION CLAIMS. The Committee may, but is not obligated to enforce, collect or recover any claim as to which indemnity may be sought on behalf of the Shareholder under the Merger Agreement. The Committee shall in no event have any obligation for the payment of, or the collection of, any amounts to which the Shareholder may be entitled under this Agreement, the Merger Agreement or the Escrow Agreement.

                  (c) LIMITATION ON POWERS. Notwithstanding anything in this Agreement to the contrary, the Committee shall not have the authority to waive, or agree to any amendment to, the Shareholder's rights under the Merger Agreement or the Escrow Agreement except that:

                           (i) The Committee may waive or agree to an amendment to the Shareholder's rights if such amendment is approved by the affirmative vote of "Represented Shareholders" holding two-thirds of the aggregate "Represented Interests" (such terms being defined below);

                           (ii) The Committee may agree to the payment of a reduced amount of Contingent Merger Consideration on an accelerated basis (except for acceleration pursuant to Section 1.10(i) of the Merger Agreement) in lieu of the actual Contingent Merger Consideration provided for in the Merger Agreement, provided, however, that the aggregate Closing Market Value of Contingent Merger Consideration shall not be less than $6,000,000 if paid on or before 12/31/1998, $6,500,000 if paid between 1/1/1999 and 12/31/1999, $7,000,000 if paid between 1/1/2000 and 12/31/2000, $7,500,000 if paid between


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         1/1/2001 and 12/31/2001, or $8,000,000 if paid at any time on or after
         1/1/2002; and

                           (iii) The settlement of a bona fide dispute relating to the rights to which the Participating Holders are entitled shall not constitute a "waiver" or "amendment" of any rights subject to this paragraph (c).

For purposes of this Agreement, the Participating Holders who execute Shareholders' Committee Agreements in the form of this Agreement (including the Shareholder) are referred to as the "Represented Shareholders" and each Represented Shareholder shall be deemed to own a number of "Represented Interests" equal to the number of Participating Shares owned by such Represented Shareholder.

                  (d) POWER OF ATTORNEY. Subject to paragraph (c) above, the Committee shall have full power and authority for the Shareholder, on his or her behalf and in his or her name, place and stead, to take any and all actions that the Committee may deem necessary or desirable under the Merger Agreement and the Escrow Agreement, in its absolute discretion, as fully as the Shareholder could do if present. The Shareholder hereby grants each Member, acting individually after the approval of a matter by the Committee as provided herein, an irrevocable power of attorney, in the name, place and stead of the Shareholder, to execute and deliver any agreements, waivers, stock certificates or other documents, to commence and defend litigation and other proceedings, and to take such other actions as are necessary or desirable to enforce or protect the Shareholder's rights under the Merger Agreement and the Escrow Agreement and to implement decisions made or actions taken by the Committee.

                  (e) RATIFICATION. Any action taken by the Committee or any Member pursuant to and in compliance with this Agreement is hereby ratified, confirmed and approved by the Shareholder.

                  (f) RELIANCE; IRREVOCABILITY. It is anticipated that the Committee, SW, and the other Represented Shareholders will all act, or refrain from acting, in reliance upon this Agreement, and in consideration of that reliance, and the mutual covenants expressed in this Agreement, the powers of the Committee are, and shall be deemed, coupled with an interest and irrevocable, and shall not terminate upon, or be affected by, the death, incompetency or other disability of the Shareholder or any other Represented Shareholder.

         2.       ACTION BY THE COMMITTEE.

                  (a) MEETINGS OF THE COMMITTEE. The Members may act only through the Committee, however, the Members may individually implement actions approved by the Committee. Meetings of the Committee shall be held at such times as may from time to time be fixed by resolution of the Committee or called by any Member of the Committee. Meetings of the Committee shall be held at such place, within or without the State of New York, as from time to time may be fixed by resolution of the Committee.

                  (b) NOTICE OF MEETINGS. Notice of meetings of the Committee fixed by resolution of the Committee need not be given. Notice of each other meeting shall be mailed to each Member by the Member calling the meeting, addressed to each Member's residence or usual place of business, at least three days before the day on which the meeting is to be held, or shall be sent to the Member by telegraph, cable, wireless, or similar means so addressed or shall be delivered personally, by telephone or by facsimile with confirmation received, at least twenty-four (24) hours before the time the meeting is to be held. Each notice shall state the time and place of the meeting but need not state the purposes thereof. Notices of any such meeting need not be given to any Member who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice.

                  (c) QUORUM AND MANNER OF ACTING. At each meeting of the Committee the presence of two Members shall constitute a quorum for the transaction of business, and the vote of two or more Members present at the time of the vote shall be the act of the Committee. Notwithstanding the foregoing, if there is for any reason only one Member, such Member may act only for the purpose of filling vacancies on the Committee.

                  (d) ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Committee may be taken without a meeting if all Members consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the Members shall be filed with the minutes of the proceedings of the Committee.

                  (e) PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Any one or more Members may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment allowing all


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persons participating in the meeting to hear each other at the same time.
Participation by such means shall constitute presence in person at a meeting.

                  (f) CONFERRING WITH REPRESENTED SHAREHOLDERS. In performing its duties hereunder and as contemplated hereby and by the Merger Agreement and Escrow Agreement, the Committee may, but need not, confer and consult with any or all of the Represented Shareholders. All decisions made and actions taken by the Committee in connection with this Agreement, the Merger Agreement and the Escrow Agreement shall be final and binding on the Shareholder, whether or not the Committee consulted with the Shareholder in the course of making any such decision or taking any such action.

                  (g) RELIANCE ON DOCUMENTS. The Committee shall be entitled to rely upon any order, judgment, award, certification, demand, notice, instrument or other writing delivered to it under this Agreement, the Merger Agreement or the Escrow Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Committee may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any persons purporting to give notice or receipt of advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

                  (h) RETAINING THIRD-PARTIES. The Committee may engage such third parties at such cost as the Committee shall in its sole discretion deem necessary or appropriate for the adequate performance of its duties hereunder and may rely on the advice of such third parties with respect to matters within their professional or expert competence.

         3.       ACTION BY THE REPRESENTED SHAREHOLDERS.

                  (a) CALL OF MEETINGS. Meetings of the Represented Shareholders may be called at any time by the holders of twenty-five percent (25%) of the Represented Interests or by the Committee and shall be held on such day and at such hour as is fixed in the call of the meeting. If all Members of the Committee have resigned or are otherwise unable to act, the holders of ten percent (10%) of the Represented Interests may call a meeting.

                  (b) PLACE OF MEETINGS. Meetings of the Represented Shareholders shall be held at the principal office of PTI or at such other place, within or without the State of New York, as may be fixed by the Committee.

                  (c) NOTICE OF MEETINGS. Notice of each meeting of Represented Shareholders shall be in writing and shall state the place, date, and hour of the meeting and shall state the purpose or purposes for which the meeting is called and who called the meeting. A copy of the notice of any meeting shall be given by the Committee or the Represented Shareholders calling the meeting, personally or by mail, not less than ten (10) nor more than sixty
(60) days before the date of the meeting, to each Represented Shareholder. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the Represented Shareholder at such address as appears on such Represented Shareholders' Shareholders' Committee Agreement, or, if such Represented Shareholder shall have filed with the Committee a written request that notices be mailed to some other address, then directed to the Represented Shareholder at such other address. Notice of meetings of Represented Shareholders need not be given to any Represented Shareholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Represented Shareholder at a meeting, whether in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. The Committee shall provide the Represented Shareholders with access to the names and addresses of the Represented Shareholders upon reasonable request.

                  (d) PROXIES. Every Represented Shareholder may authorize another person or persons to act for him by proxy. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Represented Shareholder executing it, except as otherwise provided by law. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the Represented Shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the Committee. Proxies which contain a faxed signature shall be treated in the same manner as proxies with original signatures.

                  (e) ACTION WITHOUT A MEETING. Whenever Represented Shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of enough Represented Interests to approve the action so taken.



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         4.       FEES AND EXPENSES.

                  (a) COMPENSATION. Each Member shall be entitled to an annual retainer of $1,000 for serving as a member of the Committee and shall be paid $250 for each Committee meeting which they attend (up to a maximum of four meetings per year). In addition, each Member shall be entitled to be reimbursed for any out-of-pocket expenses incurred by such Member in performing his or her duties as a Member; however, Members will not be entitled to travel expenses for attending Committee Meetings. The Members will no longer be entitled to compensation hereunder after the amount of the Contingent Merger Consideration has been finally determined and all other issues under the Merger Agreement and Escrow Agreement have been resolved. The annual retainer shall be pro rated in the final year based on the portion of the year during which they are entitled to compensation.

                  (b) PAYMENT OF COMPENSATION AND EXPENSES. The compensation and reimbursement of the members of the Committee and any costs, fees and expenses of any third parties engaged by the Committee in connection with the performance of its duties as contemplated hereby shall be paid in the following manner:

                           (i) first, to the extent permitted by the Escrow Agreement, from the proceeds of the sale of such portion of the Initial Escrow Shares as is necessary to satisfy such costs as contemplated by the Escrow Agreement;

                           (ii) second, from the proceeds of the sale of the Fund Shares until all of such Fund Shares have been sold; and

                           (iii) finally, out of the Contingent Merger Consideration payable pursuant to the Merger Agreement, the Committee being hereby authorized to direct SW to pay the necessary portion of the Contingent Merger Consideration to the Committee in order to satisfy such compensation and expenses.

         5.       RELEASE AND INDEMNIFICATION.

                  (a) RELEASE AND INDEMNIFICATION. No Member shall be liable to the Shareholder for any acts or omissions as a member of the Committee except for his or her own bad faith or willful misconduct. Except with respect to claims based upon such bad faith or willful misconduct that are successfully asserted against such Member, the Shareholder and the other Represented Shareholders shall jointly and severally indemnify and hold harmless each Member from and against any and all damages, losses, liabilities, claims, actions, costs and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with the Merger Agreement, the Escrow Agreement or this Agreement and the performance of his or her duties hereunder or thereunder. Such Member shall not be liable for any mistake of fact or of law or any error of judgment. Each Member and the Committee is authorized to comply with and obey laws, orders, judgments, decrees, and regulations of any governmental authority, court, tribunal, or arbitrator. If a Member complies with any such law, order, judgment, decree, or regulation, such Member shall not be liable to the Shareholder or to any other person even if such law, order, judgment, decree or regulation is subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found to be in violation or beyond the scope of any constitution or law. If (i) a Member is uncertain as to the Committee's duties or rights hereunder, (ii) has received any notice, advice, direction or other document from any other party with respect to this Agreement, the Merger Agreement or the Escrow Agreement which, in the Member's opinion, is in conflict with any of the provisions of this Agreement, the Merger Agreement or the Escrow Agreement, or (iii) is aware that a dispute has arisen with respect to this Agreement, the Merger Agreement or the Escrow Agreement, each Member and the Committee shall be entitled, without liability to the Shareholder, to use their best efforts to perform their duties under this Agreement, the Merger Agreement and the Escrow Agreement until the Committee is directed otherwise in writing by an order, decree, or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal or by an accountants' or arbitrators' determination as provided in the Merger Agreement or the Escrow Agreement.

                  (b) PERIOD OF INDEMNITY. The aforesaid indemnities shall remain in full force and effect against any of the parties for a period equal to the applicable statute of limitation for such claim; provided, however, that if prior to the expiration of such period any claim for indemnification has been asserted but not fully determined, such period will be extended as to such claim, until it is finally concluded. All rights, protections and indemnities contemplated herein shall be available to each Member with respect to actions or omissions while a member of the Committee despite such Member's resignation or removal from the Committee.

                  (c) SATISFACTION OF INDEMNIFICATION OBLIGATIONS. The obligations of Shareholder to indemnify the Members shall be satisfied in the same manner as Administrative Expenses are satisfied. If a Member is entitled to indemnification after all such amounts are exhausted, the Shareholder shall be individually liable in an amount equal to the





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amount of indemnification multiplied by a fraction, the numerator of which this the number of Represented Interests owned by the Shareholder and the denominator of which is the number of Represented Interests owned by all of the Represented Shareholders.

         6.       RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSORS.

                  (a) RESIGNATION. Any Member may resign at any time by giving 30 days written notice thereof to the other Members of the Committee.

                  (b) REMOVAL. Any Member may be removed at any time by the affirmative vote of Represented Shareholders who hold a majority of the Represented Interests.

                  (c) FILLING VACANCIES. If any Member shall resign, be removed or become incapable of acting, or if a vacancy shall otherwise occur on the Committee, the remaining Members of the Committee shall appoint a successor to take the place of such Member and fill such vacancy. Such successor Member shall execute a counterpart to this Agreement and thereupon, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the retiring Member. If all Members of the Committee resign or are otherwise unable to act, the Represented Shareholders may appoint new Members to the Committee by a plurality vote at a meeting of Represented Shareholders at which Represented Shareholders holding a majority of the Represented Interests are present.

         7. CONTENTS OF AGREEMENT; PARTIES IN INTEREST. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. This Agreement shall not be amended except by a written instrument duly executed by each of the parties hereto; provided that Sections 2(a) and (c) may not be amended without the prior written consent of SW. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the documents referred to herein.

         8. ASSIGNMENT AND BINDING EFFECT. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

         9. WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         10. NOTICES. Any notice, request, demand, waiver, consent approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telegram, facsimile transmission, registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, or by prepaid documented air courier. Any such notice shall be deemed to have been given (a) when received, if delivered in person, (b) on the date sent if telegraphed, sent by prepaid documented air courier, sent by facsimile transmission and, in the case of facsimile transmission, confirmed in writing within three business days thereafter, and (c) three days following the date sent if mailed by registered or certified mail (return receipt requested). Notices shall be sent to the Committee at the following address:

                             Shareholders' Committee
                             c/o Power Technologies, Inc.
                             Post Office Box 1058
                             1482 Erie Boulevard
                             Schenectady, New York 12301-1058
                             Facsimile: (518) 395-2664

                             with a copy to:

                             Nixon, Hargrave, Devans & Doyle LLP
                             Post Office Box 1051
                             Clinton Square
                             Rochester, New York 14603
                             Attn: Roger W. Byrd, Esq.
                             Facsimile: (716) 263-1600


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Notices shall be sent to the Shareholder at the address set forth on the signature page of this Agreement. The Committee or the Shareholder may specify an alternate address in a notice duly given to the other parties as provided herein.

         11. JURISDICTION. The parties hereby irrevocably consent to the jurisdiction of the courts of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or of any such document or instrument.

         12. GOVERNING LAW. This Agreement shall be governed and interpreted and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

         13. NO BENEFIT TO OTHERS. Except as contemplated by Section 2(f) of this Agreement, the representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other person.

         14. SECTION HEADINGS. All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement on the date first above written.



COMMITTEE:                                     SHAREHOLDER:

________________________________               ________________________________
        F.S. Prabhakara                                      (Name)


________________________________               ________________________________
        Mary A. Sager                                   (Street Address)


________________________________               ________________________________
        Douglas E. Welsh                               (City, State, Zip)

                                               Telephone:______________________

                                               Facsimile: _____________________


SUCCESSOR COMMITTEE MEMBERS:


________________________________               ________________________________
         (Signature)                                     (Signature)

________________________________               ________________________________
           (Name)                                           (Name)

________________________________               ________________________________
         (Signature)                                     (Signature)

________________________________               ________________________________
           (Name)                                           (Name)